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                                                                  Exhibit 21.1

                   Subsidiaries of Encore Acquisition Company


                                        State or other Jurisdiction of
Name of Subsidiary                 Subsidiary Incorporation or Organization
------------------                 ----------------------------------------

EAP Energy, Inc.                                     Delaware
EAP Properties, Inc.                                 Delaware
EAP Operating, Inc.                                  Delaware
EAP Energy Services, L.P.                            Texas
Encore Operating, L.P.                               Texas